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EXHIBIT 10.1

Wells Fargo Letterhead


                                 October 1, 2006


Carmine T. Oliva, Chief Financial Officer and Secretary
Emrise Corporation
9485 Haven Ave., Suite 100
Rancho Cucamonga, CA 91730

Dear Mr. Oliva:

         This letter is to confirm that WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank") has agreed to extend the maturity date of that certain credit accommodation granted by Bank to EMRISE CORPORATION ("Borrower") in the maximum principal amount of One Million Five Hundred Thousand Dollars ($1,500,000.00) pursuant to the terms and conditions of that certain Credit Agreement between Bank and Borrower dated as of September 1, 2005, as amended from time to time (the "Agreement").

         The maturity date of said credit accommodation is hereby extended until October 20, 2006. Until such date, all terms and conditions of the Agreement which pertain to said credit accommodation shall remain in full force and effect, except as expressly modified hereby. The promissory note dated as of September 1, 2006, executed by Borrower and payable to the order of Bank which evidences said credit accommodation (the "Note"), shall be deemed modified as of the date this letter is acknowledged by Borrower to reflect the new maturity date set forth above. All other terms and conditions of the Note remain in full force and effect, without waiver or modification.

         Borrower acknowledges that Bank has not committed to make any renewal or further extension of the maturity date of the above-described credit accommodation beyond the new maturity date specified herein, and that any such renewal or further extension remains in the sole discretion of Bank. This letter constitutes the entire agreement between Bank and Borrower with respect to the maturity date extension for the above-described credit accommodation, and supersedes all prior negotiations, discussions and correspondence concerning said extension.



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Emrise Corporation
October 1, 2006
Page 2



         Please acknowledge your acceptance of the terms and conditions contained herein by dating and signing one copy below and returning it to my attention at the above address on or before October 17, 2006.

                                                     Very truly yours,


                                                     WELLS FARGO BANK,
                                                       NATIONAL ASSOCIATION

                                                     By: /s/ Matthew S. Thomson
                                                         -----------------------
                                                             Matthew S. Thomson
                                                             Vice President


         Acknowledged and accepted as of October 9, 2006

         EMRISE CORPORATION

         By: /s/ Carmine T. Oliva
             ------------------------
                 Carmine T. Oliva
                 Chief Financial Officer and Secretary